SCHEDULE A

(as amended on November 16, 2012 to add DoubleLine Floating Rate Fund)

Funds

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Louis Lucido
NAME: Louis Lucido
TITLE: Chief Operating Officer

SCHEDULE B

(as amended on November 16, 2012 to add DoubleLine Floating Rate Fund)

Annual Fee Rate (expressed as a Fund percentage of net assets)

DoubleLine Total Return Bond Fund	0.40%
DoubleLine Core Fixed Income Fund	0.40%
DoubleLine Emerging Markets Fixed Income Fund	0.75%
DoubleLine Multi-Asset Growth Fund	1.00%
DoubleLine Low Duration Bond Fund	0.35%
DoubleLine Floating Rate Fund	0.50%

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Louis Lucido
NAME: Louis Lucido
TITLE: Chief Operating Officer